November 7, 2017 Third Quarter 2017 Earnings Presentation

Company Overview[1]

LEADING COMMERCIAL REAL ESTATE FINANCE COMPANY FOCUSED ON DIRECTLY ORIGINATING AND MANAGING SENIOR FLOATING RATE COMMERCIAL MORTGAGE LOANS

CYCLE-TESTED SENIOR INVESTMENT TEAM

- Over 25 years of experience leading commercial real estate lending platforms through multiple credit and real estate cycles
- Extensive experience in investment management
- Broad and longstanding direct relationships within the commercial real estate lending industry

ATTRACTIVE AND SUSTAINABLE MARKET OPPORTUNITY

- Structural changes create an enduring, sectoral shift in flows of debt capital into U.S. commercial real estate
- Borrower demand for debt capital for both acquisition and refinancing activity remains strong
- Senior floating rate loans remain an attractive value proposition within the commercial real estate debt markets

DIFFERENTIATED DIRECT ORIGINATION PLATFORM

- Direct origination of senior floating rate commercial real estate loans
- Target top 25 and (generally) up to the top 50 MSAs in the U.S.
- Fundamental value-driven investing combined with credit intensive underwriting
- Focus on cash flow as one of our key underwriting criteria
- Prioritize income-producing, institutional-quality properties and sponsors

HIGH CREDIT QUALITY INVESTMENT PORTFOLIO

- Carrying value of $2.2 billion
- Well diversified across property types and geographies
- Senior loans comprise over 90% of the portfolio
- Over 97% of loans are floating rate; well positioned for rising short term interest rates

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1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended September 30, 2017.

Investment Strategy and Target Assets 3 INVESTMENT STRATEGY TARGET INVESTMENTS • Focus on generating stable and attractive cash flows while preserving capital base – Primarily direct-originated investments funding property acquisition, refinancing, recapitalization, restructuring and repositioning purposes with high credit-quality owners – Asset-by-asset portfolio construction focused on property and local market fundamentals and relative value across property types and markets, as well as within the capital structure • Actively participate in primary and secondary markets(1) Primary target investments • Senior floating rate commercial real estate loans • Transitional loans on a variety of property types located in primary and secondary markets in the U.S. • Generally sized between $25 million and $150 million • Stabilized LTV generally ranging from 55% to 70%(2) • Loan yields generally ranging from LIBOR + 4.00% to 5.50% Secondary target investments • Subordinated interests (or B-notes), mezzanine loans, debt-like preferred equity and real estate-related securities 1) Primary markets are defined as the top 5 MSAs. Secondary markets are defined as MSAs 6 and above. 2) Except as otherwise indicated in this presentation, stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. Primary Markets, 42%Secondary Markets, 58%

Business Highlights THIRD QUARTER FINANCIAL HIGHLIGHTS • Delivered GAAP net income of $11.5 million or $0.27 per common share; Core Earnings of $11.9 million or $0.28 per common share(1); taxable income of $14.3 million or $0.33 per common share; and book value of $19.22 per common share. • Closed 11 senior floating rate commercial real estate loans with total commitments of approximately $450.4 million having a weighted average stabilized LTV of 66% and weighted average yield of LIBOR + 4.89%(2); funded $379.8 million of principal balance of loans and an additional $13.6 million of existing loan commitments, bringing total fundings to $393.4 million. • Owned a portfolio with a principal balance of $2.2 billion, which was 97% floating rate in predominantly senior commercial mortgage loans with a weighted average stabilized LTV of 64%. FOURTH QUARTER ACTIVITY • Generated a pipeline of senior floating rate commercial real estate loans with total commitments of over $320 million, and initial funding loan amounts of over $240 million, which have either closed or are in the closing process, subject to fallout. • Amended one financing facility to increase borrowing capacity by $100 million, bringing total borrowing capacity to $2.1 billion; in negotiations to amend a second financing facility to increase borrowing capacity by $250 million, bringing total borrowing capacity to $2.3 billion, subject to closing conditions. 41) Core Earnings is a non-GAAP measure. Please see slide 5 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. 2) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.

Third Quarter 2017 Origination Highlights ORIGINATIONS OVERVIEW • 11 senior floating rate commercial real estate loans • Gross loan commitments of $450.4 million • Funded $379.8 million of principal balance of loans and an additional $13.6 million of existing loan commitments, bringing total fundings to $393.4 million • Weighted average stabilized LTV of 66.2% • Weighted average yield of LIBOR + 4.89%(1) 5 PROPERTY TYPE GEOGRAPHYPORTFOLIO NET FUNDING(2) $1,809 $2,202 - 500 1,000 1,500 2,000 2,500 2Q17 Portfolio 3Q17 Fundings 3Q17 Portfolio $ in Mi lli o n s $393 $272 $2,474 Future funding commitments Total portfolio Office 48.2% Multifamily 32.0% Industrial 13.6% Hotel 6.2% Northeast 70.2% Midwest 10.6% Southeast 7.8% West 5.7% Southwest 5.7% 1) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. 2) Data based on principal balance of assets at September 30, 2017.

Investment Portfolio as of September 30, 2017 6 PROPERTY TYPE GEOGRAPHY COUPON STRUCTURE INVESTMENT TYPE 1) Expressed as a monthly equivalent yield. Weighted average yield excludes fixed rate loans. 2) Includes mixed-use properties. KEY PORTFOLIO STATISTICS Outstanding Principal Balance $2.2b Total Loan Commitments $2.5b Number of Investments 58 Average UPB ~$38m Weighted Average Yield(1) L + 5.19% Weighted Average stabilized LTV 64.3% Weighted Average Original Maturity 3.6 years Office 52.5% Multifamily 17.7% Retail(2) 11.3% Hotel 9.6% Industrial 8.9% First Mortgage 92.6% Mezzanine 4.1% B-Notes 0.7% Northeast 42.6% West 19.0% Southwest 16.7% Southeast 16.0% Midwest 5.7% CMBS 2.6% Floating 97.5% Fixed 2.5%

Interest Rate Sensitivity • A 100 basis point increase in U.S. LIBOR would increase the annual net interest income per share by approximately $0.14. 7 PORTFOLIO FLOATING VS FIXED Floating 97.5% Fixed 2.5% $0.00 $0.05 $0.10 $0.15 0.25% 0.50% 0.75% 1.00% NET INTEREST INCOME PER SHARE SENSIVITY TO CHANGES IN US LIBOR(1) 1) Represents estimated change in net interest income for theoretical +25 basis points parallel shifts in LIBOR. All projected changes in annualized net interest income are measured as the change from our projected annualized net interest income based off of current performance returns. Change in U.S. LIBOR N e t In te re st I n c o m e P e r S h a re

8 Case Studies Note: The above loan examples are provided for illustration purposes only. • $30 million floating rate, first mortgage loan secured by two apartment buildings totaling 62 units in Brooklyn, NY • Strong, infill location benefitting from significant recent public and private investment • NYC multifamily market has been historically supply constrained for over 30 years • Acquisition financing transaction sourced through an existing GPMT relationship • $74.8 million floating rate, first mortgage loan secured by a Class B CBD office building • Well-located in the strong NoMa submarket of Washington, D.C. • Office complex has maintained 95%+ occupancy for 15 years • Acquisition financing transaction sourced through an existing GPMT relationship

Third Quarter 2017 Earnings Summary • Loan closings weighted towards the end of the third quarter • Dividend of $0.32 driven by core earnings but also taxable income recognized in the quarter • Taxable income was $14.3 million, or $0.33 per common share and included $2.6 million of amortization of gain related to the formation transaction that occurred concurrent with our IPO – Estimate approximately $15 million of taxable accretion to be recognized through the end of 2019(2) • Expect taxable income over the next 2-3 years, on a declining basis, to be higher than core earnings as a result of the taxable accretion • Expect fourth quarter 2017 dividend in range of $0.38-$0.40 per share(3) 9 SUMMARY INCOME STATEMENT ($ IN MILLIONS, EXCEPT PER SHARE DATA) Interest Income $30.9 Interest Expense ($12.5) Net Interest Income $18.4 Operating Expenses $6.9 Net Income $11.5 Weighted Average Common Shares Outstanding 43,234,254 Net Income Per Share $0.27 GAAP NET INCOME TO CORE EARNINGS RECONCILIATION ($ IN MILLIONS, EXCEPT PER SHARE DATA) GAAP Net Income $11.5 Adjustments: Non-Cash Equity Compensation $0.4 Core Earnings(1) $11.9 Weighted Average Common Shares Outstanding 43,234,254 Core Earnings Per Share $0.28 1) Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. 2) The timing of the tax accretion may change depending on prepayments, future fundings, loan extensions, credit defaults, and other factors. 3) Anticipated dividend is subject to the discretion and approval of our Board of Directors. Going forward, we do not expect to provide guidance on dividends or other financial results.

Third Quarter 2017 Capitalization and Liquidity 10 • Amended financing facility with Morgan Stanley to increase borrowing capacity by $100 million, bringing total borrowing capacity to $2.1 billion; in negotiations to amend a second financing facility to increase borrowing capacity by $250 million, bringing total borrowing capacity to $2.3 billion, subject to closing conditions. SUMMARY BALANCE SHEET ($ IN MILLIONS, EXCEPT PER SHARE DATA) Cash $142.4 Investment Portfolio $2,184.2 Repurchase Facilities Outstanding $1,475.3 Stockholders’ Equity $830.8 Debt-to-Equity Ratio(2) 1.8x Common Stock Outstanding 43,235,103 Book Value Per Common Share $19.22 SUMMARY FINANCING(1) ($ IN MILLIONS) Maximum Borrowing Capacity $1,973.8 Outstanding Balance $1,475.3 Remaining Borrowing Capacity $498.5 1) Excludes short-term bridge financing facility with UBS. 2) Defined as total borrowings to fund the investment portfolio, divided by total equity.

Appendix

Formation Summary COMPANY FORMATION SUMMARY • Granite Point was formed by Two Harbors Investment Corp. (NYSE: TWO) in a spin-out transaction in order to continue the commercial real estate lending business established by Two Harbors in 2015 • As part of the formation transaction in June 2017, we: – Completed an initial public offering (IPO), raising net proceeds of $181.9 million – Issued 33,071,000 shares of common stock to Two Harbors in exchange for the $1.8 billion commercial real estate portfolio that we originated while part of Two Harbors – Established significant borrowing capacity of approximately $2.0 billion • Two Harbors completed the spin-out on November 1, 2017 by distributing its shares of Granite Point common stock to its stockholders, allowing our market capitalization to be fully floating 12

Summary of Investment Portfolio as of September 30, 2017

($ in millions)	Maximum Loan Commitment	Principal Balance	Book Value	Cash Coupon[1]	Yield[2]	Original Terms (Years)	Initial LTV[3]	Stabilized LTV
Senior	$2,312.4	$2,041.8	$2,023.9	L + 4.42%	L + 4.97%	3.5	69.7%	64.2%
Mezzanine	$105.7	$104.1	$104.1	L + 8.17%	L + 8.77%	5.3	67.6%	61.3%
CMBS/B-Notes	$56.2	$56.2	$56.2	L + 7.17%	L + 7.80%	5.2	74.9%	74.8%
Total Weighted/Average	**$2,474.3**	**$2,202.1**	**$2,184.2**	**L + 4.64%**	**L + 5.19%**	**3.6**	**69.8%**	**64.3%**

1) Cash coupon does not include origination or exit fees. Weighted average cash coupon excludes fixed rate loans.
2) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Weighted average yield excludes fixed rate loans.
3) Except as otherwise indicated in this presentation, initial LTV is calculated as the initial loan amount (plus any financing that is pari passu with or senior to such loan) divided by the as is appraised value (as determined in conformance with USPAP) as of the date the loan was originated set forth in the original appraisal.

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Investment Portfolio Detail as of September 30, 2017

$ in millions	Type	Origination Date	Maximum Loan Commitment	Principal Balance	Carrying Value	Cash Coupon[1]	Yield[2]	Original Term (Years)	State	Property Type	Initial LTV	Stabilized LTV
Asset 1	Senior	09/17	125.0	107.5	105.8	L + 4.45%	L +5.03%	3.0	CT	Office	62.9%	58.9%
Asset 2	Senior	07/16	120.5	100.2	99.1	L + 4.45%	L + 4.99%	4.0	Various	Office	62.8%	61.5%
Asset 3	Senior	12/15	120.0	120.0	120.0	L + 4.20%	L + 4.43%	4.0	LA	Mixed-Use	65.5%	60.0%
Asset 4	Senior	09/15	105.0	105.0	105.0	L + 3.42%	L + 3.79%	3.0	CA	Retail	70.9%	66.9%
Asset 5	Senior	05/17	86.5	68.7	67.7	L + 4.10%	L + 4.82%	4.0	MA	Office	71.3%	71.5%
Asset 6	Senior	04/16	82.0	82.0	81.5	L + 4.75%	L + 5.44%	3.0	NY	Industrial	75.9%	55.4%
Asset 7	Senior	11/15	79.0	78.3	78.3	L + 4.20%	L + 4.67%	3.0	NY	Office	66.4%	68.7%
Asset 8	Senior	10/16	78.5	76.1	75.5	L + 4.37%	L + 4.83%	4.0	NC	Office	72.4%	68.1%
Asset 9	Senior	11/16	68.8	39.4	39.0	L + 4.89%	L + 5.78%	3.0	OR	Office	66.5%	51.1%
Asset 10	Senior	06/16	68.4	51.8	51.5	L + 4.49%	L + 4.93%	4.0	HI	Retail	76.2%	57.4%
Asset 11	Senior	12/16	62.3	62.3	60.8	L + 4.11%	L + 4.87%	4.0	FL	Office	73.3%	63.2%
Asset 12	Senior	01/17	58.6	39.5	39.0	L + 4.50%	L + 5.16%	3.0	CA	Industrial	51.0%	60.4%
Asset 13	Senior	01/17	56.2	52.0	51.4	L + 4.75%	L + 5.24%	4.0	SC	Office	67.6%	67.1%
Asset 14	Senior	08/16	54.5	44.5	44.0	L + 4.95%	L + 5.54%	4.0	NJ	Office	60.8%	63.0%
Asset 15	Senior	11/15	54.3	39.9	39.8	L + 4.55%	L + 5.13%	4.0	MD	Office	80.0%	64.5%
Assets 16-58	Various	Various	1,254.7	1,134.9	1,125.8	L + 4.93%	L + 5.51%	3.6	Various	Various	71.3%	65.8%
Total/Weighted Average			**$2,474.3**	**$2,202.1**	**$2,184.2**	L + 4.64%	L + 5.19%	3.6			69.8%	64.3%

1) Cash coupon does not include origination or exit fees. Weighted average cash coupon excludes fixed rate loans.
2) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Weighted average yield excludes fixed rate loans.

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Third Quarter 2017 Average Balances and Yields/Cost of Funds 15 Three Months Ended September 30, 2017 (dollars in thousands) Average Balance(1) Interest Income/Expense Net Yield/Cost of Funds Interest-earning assets Loans held-for-investment First mortgages $1,776,641 $27,109 6.1% Subordinated loans 104,139 2,546 9.8% Available-for-sale securities 12,798 265 8.3% Held-to-maturity securities 43,442 940 8.7% Other 4 Total interest income/net asset yield $1,937,020 $30,864 6.4% Interest-bearing liabilities(2) Total interest expense/cost of funds $1,247,881 12,497 4.0% Net interest income/spread $18,367 2.4% 1) Average balance represents average amortized cost on loans held-for-investment, AFS securities and HTM securities. 2) Includes repurchase agreements and note payable to affiliate.

Third Quarter 2017 Balance Sheet 16 GRANITE POINT MORTGAGE TRUST INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share data) September 30, 2017 December 31, 2016 ASSETS (unaudited) Loans held-for-investment $ 2,127,954 $ 1,364,291 Available-for-sale securities, at fair value 12,814 12,686 Held-to-maturity securities 43,390 48,252 Cash and cash equivalents 142,391 56,019 Restricted cash 2,331 260 Accrued interest receivable 5,786 3,745 Due from counterparties 20 249 Income taxes receivable 4 5 Accounts receivable 12,695 7,735 Deferred debt issuance costs 9,342 2,365 Total Assets $ 2,356,727 $ 1,495,607 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities Repurchase agreements $ 1,475,264 $ 451,167 Note payable to affiliate 27,458 593,632 Accrued interest payable 2,331 655 Unearned interest income 450 143 Other payables to affiliates 86 21,460 Dividends payable 13,835 — Accrued expenses and other liabilities 5,529 559 Total Liabilities 1,524,953 1,067,616 10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 and 0 shares issued and outstanding, respectively 1,000 — Stockholders’ Equity Common stock, par value $0.01 per share; 450,000,000 shares authorized and 43,235,103 and 0 shares issued and outstanding, respectively 432 — Additional paid-in capital 829,522 392,608 Accumulated other comprehensive income (loss) 16 (112) Cumulative earnings 14,664 35,495 Cumulative distributions to stockholders (13,860) — Total Stockholders’ Equity 830,774 427,991 Total Liabilities and Stockholders’ Equity $ 2,356,727 $ 1,495,607

Third Quarter 2017 Income Statement 17 GRANITE POINT MORTGAGE TRUST INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (in thousands, except share data) Three Months Ended September 30, Nine Months Ended September 30, 2017 2016 2017 2016 Interest income: (unaudited) (unaudited) Loans held-for-investment $ 29,655 $ 14,933 $ 77,213 $ 37,062 Available-for-sale securities 265 242 767 758 Held-to-maturity securities 940 974 2,792 3,217 Cash and cash equivalents 4 3 10 6 Total interest income 30,864 16,152 80,782 41,043 Interest expense 12,497 3,024 26,376 7,052 Net interest income 18,367 13,128 54,406 33,991 Other income: Ancillary fee income — 15 — 41 Total other income — 15 — 41 Expenses: Management fees 3,130 1,689 6,717 5,098 Servicing expenses 333 145 962 372 General and administrative expenses 3,388 1,721 7,561 5,204 Total expenses 6,851 3,555 15,240 10,674 Income before income taxes 11,516 9,588 39,166 23,358 Benefit from income taxes (2) (2) (3) (9) Net income 11,518 9,590 39,169 23,367 Dividends on preferred stock 25 — 25 — Net income attributable to common stockholders $ 11,493 $ 9,590 $ 39,144 $ 23,367 Basic and diluted earnings per weighted average common share (1) $ 0.27 $ — $ 0.27 $ — Dividends declared per common share $ 0.32 $ — $ 0.32 $ — Basic and diluted weighted average number of shares of common stock outstanding 43,234,254 — 43,234,252 — Comprehensive income: Net income $ 11,493 $ 9,590 $ 39,144 $ 23,367 Other comprehensive income (loss), net of tax: Unrealized gain (loss) on available-for-sale securities 32 64 128 (128) Other comprehensive income (loss) 32 64 128 (128) Comprehensive income $ 11,525 $ 9,654 $ 39,272 $ 23,239 1) The Company has calculated earnings per share only for the period common stock was outstanding, referred to as the post-formation period. The Company has defined the post-formation period to be the period from the date the Company commenced operations as a publicly traded company on June 28, 2017 through September 30, 2017, or 95 days of activity. Earnings per share is calculated by dividing the net income for the post-formation period by the weighted average number of shares of common stock outstanding during the post-formation period.